                                                                  EXHIBIT 4.5.3

                              SECURITY AGREEMENT

Borrower/Debtor:                                 Lender/Secured Party:
---------------                                  --------------------

P.A.M. Transport, Inc.                           SunTrust Bank.
Highway 412 West                                 201 Fourth Avenue North
Tontitown, Arkansas 72770                        Nashville, TN 37219



       THIS SECURITY AGREEMENT is entered into this ______day of November, 2000, by and between P.A.M. Transport, Inc., an Arkansas corporation with its principal offices located at the address set forth above ("Borrower"), and
                                                           --------
SunTrust Bank, a Georgia state chartered banking corporation with offices located at the address set forth above ("Lender"). Intending to be legally
                                         ------
bound, Borrower and Lender agree as follows:

       1. Security Interest and Indebtedness. Borrower hereby grants Lender a security interest in motor vehicles and other property described on Exhibit A hereto, and all proceeds thereof, and all substitutions,
---------
replacements, attachments and accessions thereto (collectively, the "Collateral"), to secure prompt and full performance and payment of (a) all
 ----------
amounts due under that certain Loan Agreement dated November 22, 2000, executed by Borrower and Lender (as amended and/or restated from time to time, the "Loan
                                                                           ----
Agreement") and that Revolving Credit Promissory Note in the principal amount
---------
of up to Fifteen Million Dollars ($15,000,000), dated as of November 22, 2000, executed by Borrower in favor of Lender (as amended and/or restated from time to time, the "Note"), and all amounts that Borrower may at any time owe Lender
              ----
in connection with the Loan Agreement or the Note or any other Loan Document (as defined in the Loan Agreement); (b) all amounts that Lender may now or hereafter pay or advance at any time for taxes, insurance, repairs, maintenance or other protection with respect to the Collateral; (c) all costs and expenses that Lender may incur in enforcing or protecting its rights with respect to the Collateral or the indebtedness secured by the Collateral, including attorneys' fees (collectively, the "Indebtedness").
                         ------------

       2. Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) Borrower is the sole, true and lawful owner of the Collateral; (b) Borrower has a good unrestricted right to grant a security interest in the Collateral; (c) there are no advances, claims, liens, security interests or encumbrances against the Collateral except as granted to Lender;
(d) all descriptions of Collateral provided to Lender are true and accurate; and
(e) Borrower's chief executive offices and principal place(s) of business are located at the addresses designated as such on Exhibit B hereto.
                                               ---------

       3. Borrower's General Covenants. Borrower hereby covenants and agrees that, until the Indebtedness has been paid in full, unless Borrower receives the prior written consent of Lender: (a) Borrower shall keep the Collateral free from any other lien, security interest or encumbrance, shall maintain the Collateral in good order and repair, shall use the Collateral in accordance with all laws, regulations and orders, and shall not sell, transfer, or dispose of any of the Collateral; (b) Borrower shall promptly advise Lender of any event or circumstance materially and adversely affecting the Collateral;
(c) Borrower shall pay when due all taxes and similar obligations that might result in a lien on the Collateral if not paid. Borrower agrees to execute additional documents and take such other actions (at its expense) as Lender may reasonably request from time to time to implement or evidence the terms of this Agreement.

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       4.     Perfection and Protection of Collateral. Borrower shall ensure that Lender's security interest in the Collateral is and will remain a perfected, first priority security interest. Borrower shall (at its sole expense) execute, obtain, deliver and (if applicable) file or record all financing statements, title applications and other title documents, and take all other actions, that Lender may deem reasonably necessary or advisable to perfect or protect Lender's security interest in the Collateral against the interests of third parties. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, which appointment is coupled with an interest, to take any action that Lender may deem necessary to perfect and/or continue the perfection of its security interests and to protect the Collateral. Borrower agrees to pay, on demand, all costs, taxes and fees payable in connection with any such filings or recordings. Borrower shall give Lender at least thirty (30) days prior written notice before retitling any Collateral from its present jurisdiction, and in each case shall (at Borrower's expense) promptly take all steps necessary or advisable to preserve continuously the perfection and priority of Lender's security interests in the Collateral.

       5. Inspection. Borrower shall maintain adequate books and records pertaining to the Collateral and shall permit Lender to visit and inspect any of the Collateral, to examine Borrower's books of record and accounts with respect to the Collateral, all at such reasonable times and as often as Lender may reasonably desire.

       6. Insurance. Borrower shall maintain casualty insurance policies on the Collateral for its full insurable value, subject to deductibles. Upon Lender's request, Borrower will furnish evidence of such insurance coverage. Borrower shall cause (i) all insurance policies to name Lender as an additional insured and loss payee, and (ii) all insurance policies to provide that no assignment, cancellation, modification, reduction or adverse change in coverage shall be effective until at least thirty (30) days after Lender's receipt of written notice thereof. If Borrower fails to furnish said insurance, the Lender may do so or may obtain insurance of its interest, adding the amount of any such premium thereof to the Indebtedness, but Lender is not and will not be under any obligation or duty to obtain or maintain such insurance. Borrower hereby assigns to Lender any insurance proceeds payable under any of its insurance policies for physical damage and directs all insurers to pay Lender any amount so due unless the Indebtedness has been previously satisfied. Notwithstanding any provisions of this Section to the contrary, Lender shall give written direction to such insurance company that proceeds of such policies may be paid to Borrower until the insurer has been notified that an Event of Default exists under the Loan Agreement.

       7. Borrower's Use of the Collateral. As long as no Event of Default has occurred, Borrower may use the Collateral in the ordinary course of Borrower's business, subject to any conditions set forth in this Agreement. Upon the occurrence of an Event of Default, Borrower's right to so use the Collateral shall terminate until further written notice from Lender.

       8. Remedies. Upon the occurrence and continuation of an Event of Default (as defined in the Loan Agreement), Lender shall be entitled to exercise any or all of the rights and remedies available at law or in equity, including the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Tennessee (the "Code"). Lender's
                                                           ----
rights and remedies include the right and power to sell, at public or private sale or sales, or otherwise collect, dispose of or use all or any portion of the

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Collateral and any part or parts thereof in any manner authorized or permitted under the Code. Lender may apply the proceeds thereof toward payment of the Indebtedness and toward payment of any costs and expenses (including attorneys' fees and legal expenses) incurred by Lender in connection with any collection, sale or disposition of Collateral, in such order or manner as Lender may elect in its sole discretion. Additionally, and as an essential part of the bargained-for consideration running to Lender and to the extent permitted by applicable law, Borrower hereby expressly grants to Lender the contractual right to purchase any or all of the Collateral at private sale any time after ten (10) days' notice of such sale has been sent to Borrower by Lender. Upon Lender's demand following an Event of Default, Borrower agrees to assemble the Collateral at its usual place of business, or at such other location as Lender may reasonably designate, and make it available to Lender. To the extent that notice of sale is required by applicable law, Borrower agrees that notice given as provided in Section 13(a) hereof, at least ten (10) days before the date of the
            -------------
proposed public sale or disposition or the date after which a private sale may be made shall be deemed reasonable and shall fully satisfy any requirement of giving of notice. Lender may postpone and reschedule any proposed sale at its option without the necessity of giving Borrower further notice of such fact as long as the rescheduled sale occurs within sixty (60) days of the originally scheduled sale. All recitals in any instrument of assignment or any other document executed by Lender incident to sale, transfer, assignment or other disposition or use of any Collateral hereunder shall be sufficient to establish full legal propriety of the sale or other action taken by Lender or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action shall be conclusively presumed to have been performed or to have occurred.

       9. Borrower Waivers. Except as expressly provided herein, and to the fullest extent permitted by law, Borrower hereby waives (i) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) notice prior to taking possession or control of the Collateral or any bond or security that might be required by any court before allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession, except as expressly required herein; (iii) any marshalling of assets, or any right to compel Lender to resort first or in any particular order to any other collateral or other entities before enforcing its rights as to the Collateral or pursuing Borrower for payment of the Indebtedness; (iv) the benefit of all valuation, appraisement and exemption laws; (v) notice of acceptance hereof; (vi) any right to require Lender to terminate its security interest in the Collateral before both termination of this Agreement and payment in full of the Indebtedness; and (vi) any claims and defenses based on principles of suretyship or impairment of collateral. Borrower acknowledges that the foregoing waivers are a material inducement to Lender's entering into this Agreement and that Lender is relying upon the foregoing waivers in its future dealings with Borrower.

      10. General Authority. Effective immediately but exercisable by Lender (or its designee) only upon an Event of Default, Borrower hereby irrevocably appoints Lender (or its designee) as Borrower's true and lawful attorney-in-fact, which appointment is hereby coupled with an interest, with full power of substitution, in Lender's name or Borrower's name or otherwise, for Lender's sole use and benefit, but at Borrower's cost and expense, to exercise at any time and from time to time all or any of the following powers with respect

                                     3


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to all or any of the Collateral: (a) to receive, take, endorse, assign and/or deliver any documents relating to the Collateral; and (b) in general, to do all things necessary to perform the terms of this Agreement and to take any action or proceedings that Lender deems necessary or appropriate to protect and preserve Lender's security interest in the Collateral. In any event, however, Lender's exercise of or failure to exercise any such authority shall in no manner affect Borrower's liability to Lender hereunder or in connection with the Indebtedness; Lender shall be under no obligation or duty to exercise any of the powers hereby conferred upon Lender; and Lender shall have no liability for any act or failure to act in connection with any of the Collateral.

      11. Lender's Powers and Limited Duties. Lender shall have no liability or responsibility for any diminution in the value of the Collateral from any cause whatsoever. Lender shall be under no duty to collect any amount that may be or become due on any of the Collateral, to redeem or realize on Collateral, to make any presentments, demands or notices of protest in connection with any of the Collateral, to take any steps necessary to preserve rights in any instrument, contract or lease against third parties or to preserve rights against prior parties, to remove any liens or to do anything for the enforcement, collection or protection of Collateral, except to the extent, if any, that the Code requires Lender to use reasonable care with respect to Collateral while in its possession. Borrower agrees to pay all taxes, charges, transfer fees and assessments against the Collateral and to do all things necessary to preserve and maintain the value and collectibility thereof. On Borrower's failure to so do, Lender may, after giving Borrower written notice of its intention to do so, make such payments and advance such sums on account thereof as Lender, in its sole discretion, deems desirable. Borrower agrees to reimburse Lender immediately upon demand for all such payments and advances plus interest thereon at the maximum rate allowed by applicable law. All such amounts shall be part of the Indebtedness.

      12.     Construction, Definitions and Usage.

      (a)     Defined Terms; UCC Terms. In addition to other words and terms
              ------------------------
defined in this Agreement (including the Exhibits), the following terms have the following meanings herein, unless the context expressly requires otherwise. The term "business day" means any day other than a Saturday, Sunday or day on
          ------------
which commercial banks are authorized to close under the laws of the State of Tennessee. The term "entity" means any individual, corporation, partnership,
                     ------
joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity. The terms "includes" and
                                                             --------
"including" and words of similar import are inclusive and not exclusive terms,
 ---------
and are not intended to create any limitation. All defined terms apply to both singular and plural forms, and all references to any gender include all other genders. Terms used in this Agreement that are defined in the Uniform Commercial Code as adopted in the State of Tennessee (the "Code") shall have
                                                           ----
the same meanings herein, except as otherwise expressly provided or amplified (but not limited) herein.

      (b)     Captions; Exhibits; Severability.   The captions in this
              --------------------------------
Agreement are for convenience only, and in no way limit or amplify the provisions hereof. All Exhibits and Schedules attached hereto are by reference made a part hereof. This Agreement is severable, and the invalidity of any provision shall not affect any other provision hereof.

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

      (c)     References to Documents and Laws. All defined terms and references
              --------------------------------
as to any agreements, notes, instruments, certificates or other documents shall be deemed to refer to such documents as they may from time to time be amended, modified, renewed, extended, replaced, restated, supplemented or substituted. Unless otherwise provided, all references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations.

      13.     General Provisions.

      (a)     Notices. All notices and communications required under this
              -------
Agreement shall be given in accordance with the terms of the Loan Agreement.

      (b)     Successors and Assigns. Borrower shall not assign its rights or
              ----------------------
delegate its duties under this Agreement. Borrower's covenants and agreements herein shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Lender may, at its option from time to time without notice to Borrower, assign the Indebtedness and/or enter into participation or syndication agreements with other lenders approved by Lender on such terms and conditions as Lender shall deem advisable.

      (c)     Amendments and Waivers. This Agreement may not be modified or
              ----------------------
amended except in writing signed by Borrower and Lender, and none of its provisions may be waived except in writing signed by Lender. Borrower may add additional Collateral or substitute Collateral acceptable to Lender from time to time by an amendment executed by Borrower and Lender in substantially the form attached as Exhibit C. No waivers shall be implied, whether from any
                 ---------
custom or course of dealing or any delay or failure in Lender's exercise of its rights and remedies hereunder or otherwise. Any waiver granted by Lender shall not obligate Lender to grant any further, similar, or other waivers.

      (d)     Remedies.  All remedies provided to Lender herein are
              --------
cumulative, in addition to all other remedies available to Lender at law or in equity or otherwise, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

      (e)     Governing Law.  This Agreement shall be construed in accordance
              -------------
with and governed by the laws of the State of Tennessee (without regard to its rules on conflicts of laws), except to the extent, if any, that the location of the Borrower or the Collateral may require the application of other law to govern the perfection of security interests in the Collateral.

      (f)     Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts (by facsimile transmission or otherwise), and each shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

      (g)     Entire Agreement; No Oral Representations. This Agreement,
              -----------------------------------------
together with the Guaranty, represents the entire agreement between the parties hereto with respect to the subject matter hereof, superseding any and all other agreements, promises or representations existing prior to or made simultaneously with this Agreement.

      ENTERED INTO as of the date first written above.

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

                                           BORROWER:
                                           ---------

Address for Notices:                       P.A.M. Transport, Inc.
-------------------

P.A.M. Transport, Inc.
P. O. Box 188                              By: /s/ Larry J. Goddard
Tontitown, Arkansas 72770                     ---------------------------------
Attn:  Larry Goddard, CFOTitle:                Title: Vice President -- Finance
FAX (501) 361-5381                                    -------------------------

                                           LENDER:
                                           -------

Address for Notices:                       SunTrust Bank
-------------------

SunTrust Bank
201 Fourth Avenue North                    By: /s/
Nashville, Tennessee 37219                    ---------------------------------
Telecopy # (615) 748-5161                  Title:______________________________
Attn: Tim Wagner or Jim Mosby

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

                                  EXHIBIT A
                                  ---------

Borrower/Debtor:                           Lender/Secured Party:
---------------                            --------------------

P.A.M. Transport, Inc.                     SunTrust Bank
Highway 412 West                           201 Fourth Avenue North
Tontitown, Arkansas 72770                  Nashville, Tennessee 37219

       The Collateral includes, and Borrower hereby grants to Lender a security interest in and to, all of Borrower's right, title and interest in the following property, all whether presently existing or hereafter acquired and wherever located, and all additions, substitutions, replacements extensions, amendments, attachments and accessions thereto:

(1)     See Attachment A-1 incorporated herein.

(2) All proceeds (including insurance proceeds) of any and all of the foregoing, any insurance policies covering such collateral (collectively, "Proceeds").
                        --------

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

                                  EXHIBIT B
                                  ---------

                    Location Of Borrower And Collateral
                    -----------------------------------

Chief Executive Offices:

Highway 412 West
Tontitown, Arkansas 72770

Principal Place of Business in State of Tennessee

Highway 412 West
Tontitown, Arkansas 72770

Location(s) of Books and Records:

Highway 412 West
Tontitown, Arkansas 72770

Location(s) of Collateral:

Highway 412 West
Tontitown, Arkansas 72770

                                  EXHIBIT C
                                  ---------
                            (Security Agreement)

                      AMENDMENT TO SECURITY AGREEMENT
                      -------------------------------

       This Amendment to Security Agreement is made this the ____ day of ____________, 20___ by and between P.A.M. Transport, Inc. (the "Borrower") and SunTrust Bank (the "Lender").

                                  RECITALS:
                                  --------

A. Borrower and Lender have previously executed that certain Security Agreement dated as of November ____, 2000 (as it may be amended from time to time, the "Security Agreement").

B. Borrower and Lender are desirous of amending the Security Agreement to add additional Collateral or to substitute Collateral as described on Exhibit A to the Security Agreement.

       NOW, THEREFORE, Borrower and Lender agree as follows:

1.     Amendment of Collateral.  Borrower and Lender agree that Exhibit A to
       -----------------------
       the Security Agreement is hereby amended by substituting the Exhibit A attached hereto in lieu of the prior Exhibit A. The substitute Exhibit A attached hereto is hereby incorporated by reference into the Security Agreement. All reference to "Collateral" in the Security Agreement shall refer to the amended and restated Exhibit A attached hereto and all provisions of the Security Agreement shall apply thereto.

2.     No Other Amendment.  Except as specifically set forth herein, no other
       ------------------
       amendment, modification or release is made pursuant to this Amendment.

       IN WITNESS WHEREOF, the undersigned, by and through their duly authorized officers hereby execute this Amendment as of the day and date first set forth above.

                                                   P.A.M. TRANSPORT, INC.


                                         By:___________________________________
                                         Title:________________________________

                                                   SUNTRUST BANK


                                         By:___________________________________
                                         Title:________________________________

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